UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2021 (February 23, 2021)

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	25-1811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive

Harrisburg, Pennsylvania 17102

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares of Beneficial Interest, par value $.01 per share	HT	New York Stock Exchange
6.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	HT-PC	New York Stock Exchange
6.50% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	HT-PD	New York Stock Exchange
6.50% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	HT-PE	New York Stock Exchange

Item 1.01.	Entry Into a Material Definitive Agreement.

Private Unsecured Notes Offering

On February 17, 2021, Hersha Hospitality Limited Partnership, as issuer (the “Issuer”), Hersha Hospitality Trust, as parent guarantor (the “Company”), and each other guarantor party to the agreement entered into a note purchase agreement (the “Purchase Agreement”) with the several purchasers named therein (the “Purchasers”) pursuant to which the Issuer agreed to issue and sell to the Purchasers an initial $150 million aggregate principal amount (the “Initial Notes”) of the Issuer’s 9.50% Unsecured PIK Toggle Notes due 2026 (the “Notes”), and an incremental $50 million aggregate principal amount of the Notes (the “Committed Notes”) that can be drawn at the Issuer’s discretion, subject to the satisfaction (or waiver by the Purchasers) of conditions specified in the Purchase Agreement, in minimum installments of $25 million on or prior to September 30, 2021.

The Initial Notes were issued on February 23, 2021 pursuant to an indenture, dated as of February 23, 2021 (the “Indenture” and together with the Purchase Agreement, the “Note Documents”), between the Issuer, the Company, as parent guarantor, each other guarantor party thereto and U.S. Bank National Association, as trustee (the “Trustee”). Any Committed Notes will also be issued pursuant to the Indenture.

The Notes will mature on February 23, 2026 (the “Maturity Date”), subject to earlier repurchase or redemption. The Notes (i) are unsecured obligations of the Issuer, (ii) have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Interest Rate and Payments

The Notes bear interest at a rate of 9.50% per year, payable in arrears on June 30, September 30, December 31 and March 31 of each year, beginning on June 30, 2021. For any interest period ending on or prior to March 31, 2022, the Issuer, in its sole discretion may elect to pay interest (a) in cash at a rate per annum equal to 4.75% per annum, and (b) in kind at a rate per annum equal to 4.75% per annum (“PIK Interest”). Any PIK Interest will be paid by increasing the principal amount of the affected Notes at the end of the applicable interest period by the amount of such PIK Interest (rounded up to the nearest dollar). Following an increase in the principal amount of any Notes as a result of a PIK Interest payment, such Notes will bear interest on the increased principal amount from and after the date of such PIK Interest payment.

Optional Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer may redeem the Notes, in whole or in part, (i) at any time prior to February 23, 2022, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date and (ii) at any time and from time to time on and after February 23, 2022, at the applicable redemption price (expressed as a percentage of the principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date, each of (i) and (ii) being subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. If redeemed during the twelve-month period beginning on February 23 of the year indicated below, the applicable redemption price will be:

Year	Percentage
2022	104.000%
2023	102.000%
2024 and thereafter	100.000%

Change of Control

Subject to certain exceptions, upon the occurrence of a Change of Control (as defined in the Indenture), unless the Issuer has previously or concurrently delivered or mailed a redemption notice with respect to all the outstanding Notes, the Issuer will make an offer to purchase all of the Notes at a price in cash equal to: (a) at any time prior to February 23, 2022, 105.0% of the aggregate principal amount thereof and (b) at any time on or after February 23, 2022, 101.0% of the aggregate principal amount thereof, in each case of clauses (a) and (b), plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the rights of holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date.

Covenants

The Note Documents contain representations, warranties, covenants, terms and conditions customary for transactions of this type, including limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws and default provisions, as discussed below.

Events of Default

The Indenture contains customary events of default (each, an “Event of Default”) including, among others, (i) the Issuer’s (a) failure to pay any principal of, or interest on, any Note when the same shall become due and payable, (b) breach of certain representations or warranties in the Note Documents or (c) breach of certain covenants in the Purchase Agreement, (ii) certain cross-defaults, (iii) insolvency events and (iv) certain judgments being rendered. If an Event of Default, other than with respect to clause (iii) above pertaining to the Issuer or the Company, occurs and is continuing, the Trustee, by written notice to the Issuer may declare, or the applicable holders, by written notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable immediately. If an Event of Default with respect to clause (iii) above pertaining to the Issuer or the Company occurs, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become due and payable without any declaration or other act on the part of the Trustee or any holders.

Use of Proceeds

The Issuer may only use the net proceeds from the issuance of the Notes in accordance with the mandatory prepayment waterfalls (which includes the repayment of outstanding borrowings under the Credit Agreement, as defined below, and use for certain other general corporate purposes) described in Amendment No. 3 to the Second Amended and Restated Credit Agreement, dated as of August 10, 2017, as amended by that certain Amendment No. 1 thereto, dated as of September 10, 2019, as further amended by that certain Amendment No. 2 thereto, dated as of April 2, 2020, and as further amended by that certain Amendment No. 3 thereto, dated as of February 17, 2021, with certain lenders for whom Citibank, N.A. is acting as the administrative agent (the “Credit Agreement”).

Copies of the Indenture and the Form of 9.50% Unsecured PIK Toggle Notes Due 2026 of the Issuer (the “Form of Note”) are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the full text of the Indenture, including the Form of Note attached as Exhibit A thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated February 23, 2021, between Hersha Hospitality Limited Partnership, as issuer, Hersha Hospitality Trust, as parent guarantor, each other guarantor party thereto and U.S. Bank National Association, as trustee.

4.2	Form of 9.50% Unsecured PIK Toggle Notes Due 2026 of Hersha Hospitality Limited Partnership (included as Exhibit A in the Indenture filed as Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERSHA HOSPITALITY TRUST

March 1, 2021	By:	/s/ Ashish R. Parikh
	Name:	Ashish R. Parikh
	Title:	Chief Financial Officer